Exhibit 24

FAISAL MASUD
LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS
Know all by these presents, that the undersigned hereby makes, constitutes and appoints Christopher C. Eck as the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place, and stead of the undersigned to:
(1) Prepare, execute, acknowledge, deliver, and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of The Finish Line, Inc., an Indiana corporation (the “Company”), with the United States Securities and Exchange Commission (“SEC”), any state securities regulation agency, any national securities exchanges, and/or the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the “Exchange Act”);
(2) Seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including but not limited to, brokers, employee benefit plan administrators, and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and
(3) Perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.
The undersigned acknowledges that:
(1) This Limited Power of Attorney authorizes, but does not require, the attorney-in-fact appointed above to act in his discretion on information provided to such attorney-in-fact without independent verification of such information;
(2) Any documents prepared and/or executed by the attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his discretion, deems necessary or desirable;
(3) Neither the Company nor the attorney-in-fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and
(4) This Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including but not limited to, the reporting requirements under Section 16 of the Exchange Act.
The undersigned hereby gives and grants the attorney-in-fact appointed above full power and authority to do and perform each and every act and thing whatsoever requisite, necessary, or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for, and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.
This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.
IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of the 25th day of September, 2017.

/s/ Faisal Masud
Signature

Faisal Masud
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